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                                                                     EX-99.B(5)



                          INVESTMENT ADVISORY AGREEMENT


                  THIS INVESTMENT ADVISORY AGREEMENT is made as of the 1st day of April, 1991 by and between TOTAL RETURN U.S. TREASURY FUND INC., a Maryland corporation (the "Fund"), and INTERNATIONAL STRATEGY & INVESTMENT INC., a Delaware corporation (the "Advisor"), with respect to the following recital of fact:


                                  R E C I T A L


                  WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and

                  WHEREAS, the Fund and the Advisor desire to enter an agreement to provide investment advisory services for the Fund on the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

                  1. Appointment. The Fund hereby appoints the Advisor to manage the Fund's affairs and supervise all aspects of the Fund's operations, including the investment and reinvestment of the cash, securities or other properties comprising the Fund's assets (the "Portfolio"), subject at all times to the policies and control of the Fund's Board of Directors. The Advisor hereby accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

                  2. Delivery of Documents. The Fund has furnished the Advisor with copies properly certified or authenticated of each of the following:

                     (a) The Fund's Articles of Incorporation, filed with the Secretary of State of Maryland on June 3, 1988 and all amendments thereto;

                     (b) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws", the By-Laws and the Articles of Incorporation are sometimes collectively referred to herein as the "Charter");

                     (c) Resolutions of the Fund's Board of Directors and shareholders authorizing the appointment of the Advisor and approving this Agreement;

                     (d) The Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") (File No. 33-12179) and under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") on June 6, 1988 relating to the shares of the Fund, and all amendments thereto; and

                     (e) The Fund's most recent prospectus (such prospectus, as presently in effect and all amendments and supplements thereto are herein called "Prospectus").
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                  The Fund will furnish the Advisor from time to time with
copies, properly certified or authenticated, of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the SEC.

                  3. Duties of Investment Advisor. The Advisor shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as Advisor. In carrying out its obligations under paragraph 1 hereof, the Advisor shall:

                     (a) formulate and implement continuing programs for the purchases and sales of securities consistent with the Prospectus and regularly report thereon to the Fund's Board of Directors; and

                     (b) determine what securities shall be represented in the Portfolio and in what proportion and regularly report them to the Fund's Board of Directors; and

                     (c) provide the Board of Directors of the Fund on a regular basis with financial reports with respect to the Portfolio, investments and analyses of the Fund's operations and the operations of comparable investment companies; and

                     (d) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Portfolio of the Fund, and whether concerning the individual issuers whose securities are included in the Portfolio or the activities in which they engage, or with respect to securities which the Advisor considers desirable for inclusion in the Portfolio; and

                     (e) take, on behalf of the Fund, all actions which appear to the Fund necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of portfolio securities; and

                     (f) maintain such books and records, in cooperation with the Fund's administrator and the Fund's distributors, as may be required by law or deemed advisable by the Board of Directors.

                  4. Portfolio Transactions. The Advisor shall be responsible for decisions to buy and sell securities for the Portfolio, selection of broker-dealers and negotiation of commission rates. Portfolio securities may be purchased or sold by the Fund in principal transactions. The Advisor may also purchase securities from underwriters at prices which include a commission paid by the issuer to the underwriter. The purchase price paid to dealers serving as market makers may include a spread between the bid and asked prices.

                  The Advisor's primary consideration in effecting a security transaction shall be to obtain the best net price and the most favorable execution of the order. To the extent that the execution and prices offered by more than one dealer are comparable, the Advisor may, in its discretion, effect transactions with dealers that furnish statistical, research or other information or services which the Advisor deems to be beneficial to the Portfolio's investment program. Such research services supplement the Advisor's own research. Research services may include the following: statistical and background information on the U.S. economy; forecasts and interpretations with respect to the U.S. money market fixed income markets; information on federal, state, local and foreign political developments; portfolio management strategies; performance information on securities, indices and investment accounts; information concerning prices of securities; the providing of equipment used to communicate research information; and the providing of access to consultants who supply research information. Certain research services furnished by dealers may be useful to the Advisor with clients other than the Fund. Similarly, any research services received by the Advisor through placement of portfolio transactions of other clients may be of value to the Advisor in fulfilling its obligations to the Fund. The Advisor is of the opinion that the material received is beneficial in supplementing its research and analysis; and therefore, it may benefit the Fund and the Portfolio by improving the quality of the Advisor's investment advice. The advisory fee paid by the Fund shall not be reduced because the Advisor receives such services as the Advisor must evaluate information received as a result of such services, receipt of such services and thus does not reduce the Advisor's workload.

                  5. Control by Board of Directors. Any management or supervisory activities undertaken by the Advisor pursuant to this Agreement, as well as any other activities undertaken by the Advisor on behalf of the Fund pursuant hereto, shall at all times be subject to any directives of the Board of Directors of the Fund.

                  6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

                     (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder as amended; and

                     (b) the provisions of the Registration Statement of the Fund under the 1933 Act and the 1940 Act; and

                     (c) the provisions of the Fund's Charter; and

                     (d) any other applicable provisions of state and federal law and applicable rules of any registered national securities organization.

                  7. Expenses. The expenses connected with the Fund shall be allocable between the Fund and the Advisor as follows:

                     (a) The Advisor shall furnish, at its expense and without cost to the Fund (except as provided in paragraph 8 hereof), the services of such officers and employees as may be required by the Fund for the proper conduct of its affairs; travel expenses of employees and officers of the Advisor; office space, equipment, research services and supplies; expenses of maintaining accounts, books, and records, except to the extent such services are provided by a third party pursuant to a contract with the Fund.

                     (b) The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation: the fees of the Advisor; the charges and expenses of any registrar, any custodian appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Fund; brokers' commissions, if any, chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to federal, state or other governmental agencies; the cost and expense of engraving or printing of stock certificates representing shares of the Fund; all costs and expenses in connection with maintenance of registration of the Fund and its shares with the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the expenses of printing, including typesetting, and distributing prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors or members of any advisory board or committee other than such directors or members who are "interested persons" of the Fund (as defined in Section 2(a)(19) of the 1940 Act, all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Fund's shares; charges and expenses of legal counsel, including counsel to the directors of the Fund who are not "interested persons" of the Fund (as defined in Section 2(a)(19) of the 1940 Act) and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and directors) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

                  8. Delegation of Responsibilities. The Advisor may, but shall be under no duty to, perform services on behalf of the Fund which are not required by this Agreement upon the request of the Fund's Board of Directors. Such services will be performed on behalf of the Fund and the Advisor's charge in rendering such services may be billed monthly to the Fund, subject to examination by the Fund's independent accountants. Payment or assumption by the Advisor of any Fund expense that the Advisor is not required to pay or assume under this Agreement shall not relieve the Advisor of any of its obligations to the Fund nor obligate the Advisor to pay or assume any similar Fund expense on any subsequent occasions.

                  9. Compensation. For the services to be rendered and the expenses assumed by the Advisor, the Fund shall pay to the Advisor as compensation a percentage of the Fund's average daily net assets which will vary as follows based on the amount of the net assets of the Fund.


         Average Daily Net Assets                    Advisory Fee
         ------------------------                    ------------
                                                    (as a percentage
                                                    of net assets)

         Less than 100,000,000                             .20%
         100,000,000-200,000,000                           .18%
         200,000,001-300,000,000                           .16%
         300,000,001-400,000,000                           .14%
         500,000,001 and above                             .12%

                  The Fund shall also pay the Advisor 1.5% of the Fund's gross interest income.

                  Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for the part of the month during which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Advisor's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by this paragraph 9.

                  10. Non-Exclusivity. The services of the Advisor to the Fund are not to be deemed to be exclusive, and the Advisor shall be free to render investment advisory and other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers or directors of the Advisor may serve as officers or directors of the Fund, and that officers or directors of the Fund may serve as officers or directors of the Advisor to the extent permitted by law; and that the officers and directors of the Advisor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

                  11. Term and Approval. This Agreement shall become effective at the close of business on the date hereof and shall continue in force and effect until the earlier of the date that is one hundred twenty days after the date hereof or approval by the shareholders of the Fund of a new investment advisory agreement between the Fund and the Advisor and thereafter from year to year, provided that such continuance is specifically approved at least annually:

                     (a) (i) by the Fund's Board of Directors or (ii) by the vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act); and

                     (b) by the affirmative vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of a party to this Agreement (other than as directors of the Fund), by votes cast in person at a meeting specifically called for such purpose.

                  12. Termination. This Agreement may be terminated at any time, on sixty (60) days' written notice to the other party, without the payment of any penalty, (i) by vote of the Fund's Board of Directors or (ii) by vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act) or (iii) by the Advisor. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act.)

                  13. Liability. In the performance of its duties hereunder, the Advisor shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing all services provided for under this Agreement, but the Advisor shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Advisor or its officers, directors or employees, or reckless disregard by the Advisor of its duties under this Agreement.

                  14. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Fund for this purpose shall be 135 East Baltimore Street, Baltimore, Maryland 21202, and the address of the Advisor shall be 717 Fifth Avenue, New York, NY 10022.

                  15. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed in duplicate by their respective officers as of the day and year first above written.


[SEAL]                                 TOTAL RETURN U.S. TREASURY
                                       FUND, INC.

Attest: /s/ Sharon H. Marhaush         By: /s/ Edward J. Veilleux
        ----------------------             ----------------------
                                           Vice President




                                       INTERNATIONAL STRATEGY & INVESTMENT INC.



Attest: /s/ Joel P. Fein               By: /s/ R. Alan Medaugh
        -------------------                  ------------------------